NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE  HEREOF
HAVE BEEN RESISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTREATION STATEMENT RELATED THERETO UNDER APPLICABLE STATE SECURITIES LAWS, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.

Warrant No. (WarrNo)       STOCK PURCHASE WARRANT        No.of Shares (NoShares)

                  To Subscribe for and Purchase Common Stock of
                                 CONSYGEN, INC.

     THIS CERTIFIES that, for value received, (FirstName) (LastName) (together with any subsequent transferees of all or any portion of this warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from CONSYGEN, INC., a Texas corporation (hereinafter called the "Company"), at the price hereinafter set forth in Section 2, up to (NoShareWritten) ((NoShare)) fully paid and non-assessable shares (the "Shares") of the Company's Common Stock, $.003 par value per share (the "Common Stock").

     1. Definitions. As used herein the following term shall have the following meaning:

     "Act" means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission under that Act, as they each may, from time to time, be in effect.

     2. Purchase Rights. Subject to this Section 2, the purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part commencing on the date hereof.

     Subject to the terms hereof, the purchase rights represented by this Warrant shall expire thirty (30) months from the date hereof.

     Subject to this Section 2, this Warrant may be exercised for Shares at a price of one dollar and fifty cents ($1.50) per share, subject to adjustment as provided in Section 6 (the "Warrant Purchase Price").

     This Warrant may be terminated by the Company upon at least 30 days prior written notice to the Holder hereof, provided, however, that the closing price of the Common Stock, as quoted on the OTC Bulletin Board (or such other quotation system or exchange on which the Common Stock is then quoted or listed), has exceeded $2.75 for five (5) consecutive days at any time during the ninety (90) days prior to the giving of written notice by the Company. The Company may exercise its termination right by delivering or mailing to the Holder written notice of termination to the address according to the Company's records. Effective 30 days after the date of the Company's notice of termination hereunder, the purchase rights evidenced by this Warrant, to the extent not exercised prior to the expiration of such 30 day period, shall expire, without further action on the part of the Company or the Holder.

     3. Exercise of Warrant. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall then be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

     4. Shares to be issued; Reservation of Shares. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issue in accordance herewith, be fully-paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

     5. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

     6. Adjustments of Warrant Purchase Price and Number of Shares. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this warrant.

     7. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of this Warrant and the payment for shars so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

     8. Sale or Transfer of the Warrant and the Shares; Legend. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable federal and state securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

     9. THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEROF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER SUCH LAWS.

     10. Reserved.

     11. Modifications and Waivers. This Warrant may not be change, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or in the case of the Company, at the address indicated therefore on the signature page of this Warrant, or, if different, at the principal office of the Company.

     13. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     14. Representations and Warranties of Holder. By accepting this Warrant, the Holder represents and warrants that he, she or it is acquiring this Warrant and the Shares for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that he, she or it is (a) experienced in the evaluation of businesses similar to the Company, (b) has such knowledge and experienced in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (c) has the ability to bear the economic risks of an investment in the Company, (d) has been furnished with or has had access to such information as is specified in subparagraph (b)(2) of Rule 502 promulgated under the Act and (e) has been afforded the opportunity to ask questions of and to receive answers from the officers of the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

     15. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

     16. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas.

     IN WITNESS WHEREOF, CONSYGEN, INC. has caused this Warrant be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE AS OF:
                        -------------------------------------------
                                 CONSYGEN, INC.


                                 -------------------------------------------
                                 By: A. Lewis Burridge, President
                                 Address:  125 South 52nd Street
                                 Tempe, AZ 85281

                                    EXHIBIT A

NOTICE OF EXERCISE


     To: CONSYGEN, INC.


     1. The undersigned hereby elects to purchase ____________________ shares of Common Stock of CONSYGEN, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

     3. The undersigned represents that the aforesaid shares of Common Stocks are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable state securities laws or (ii) or an exemption from applicable state registration requirements is available.

     4. In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.

                                 -----------------------------------------
                                 (First Name) (Last Name)


                                 -----------------------------------------
                                 Address:


                                 -----------------------------------------
                                (Signature)


                                 -----------------------------------------
                                (Date)